UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2012

STAG INDUSTRIAL, INC.

(Exact name of registrant specified in its charter)

Maryland	1-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

99 High Street, 28th Floor

Boston, Massachusetts 02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

STAG Industrial, Inc. (the “Company”) hereby amends the Current Report on Form 8-K filed on October 11, 2012 (the “Original Report”) to provide information relating to the acquisition of one of the remaining properties as described in the Original Report.

ITEM 2.01.          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously disclosed, on August 9, 2012, upon the approval of a special committee of disinterested directors, the Company, through its subsidiary, STAG Industrial Holdings, LLC, entered into a purchase and sale agreement with the Company’s affiliate, STAG Investments Holdings II, LLC and its subsidiaries, to acquire a portfolio of 33 industrial properties (the “Fund II Portfolio”) with approximately 4.8 million rentable square feet for a total purchase price of approximately $138.8 million.  As disclosed in the Original Report, on October 9, 2012, the Company completed the acquisition of 31 industrial properties in the Fund II Portfolio with approximately 4.3 million rentable square feet for a total purchase price of approximately $128.8 million.

On October 31, 2012, the Company completed the acquisition of the Fund II Portfolio property located in Sterling Heights, Michigan with approximately 0.1 million rentable square feet for a purchase price of approximately $5.0 million.

The Company expects to complete the acquisition of the remaining Fund II Portfolio property, located in Mishawaka, Indiana during the first quarter of 2013, subject to satisfactory completion of its due diligence and the satisfaction of various other conditions.  If any of the outstanding conditions on the remaining Fund II Portfolio property are not satisfied, the Company may terminate the acquisition of such property and the total purchase price will be adjusted. The Company can make no assurance that it will acquire the remaining Fund II Portfolio property or, if it does, what the timing of any such acquisition will be.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) are currently being prepared. The Company will file the required financial statements under the cover of Form 8-K/A as soon as practicable but no later than 71 calendar days after the latest date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) is currently being prepared. The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but no later than 71 calendar days after the latest date on which this Current Report on Form 8-K is required to be filed.

Forward-Looking Statements

This Current Report on Form 8-K, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the Company’s ability to complete the acquisition of the remaining property in the Fund II Portfolio and the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as updated by the Company’s Quarterly Reports on Form 10-Q.  Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

	By:	/s/ Kathryn Arnone
Kathryn Arnone
Executive Vice President, General Counsel and Secretary

Dated: November 6, 2012